Exhibit 10.5

TRADEMARK SECURITY AGREEMENT

This Trademark Security Agreement (the “Agreement”), dated as of September 25, 2003, is made by and between INTEREP NATIONAL RADIO SALES, INC., a New York corporation (the “Debtor”), and COMMERCE BANK, N.A. (the “Secured Party”).

BACKGROUND

The Debtor and the Secured Party are parties to a Loan and Security Agreement dated as of even date herewith (as the same may hereafter be amended, supplemented or restated from time to time, the “Loan Agreement”) setting forth the terms on which the Secured Party has made or hereafter may make Loans or other financial accommodations to or for the account of the Debtor.

As a condition to the making of any Loan or other financial accommodation to the Debtor under the Loan Agreement or otherwise, the Secured Party has required the execution and delivery of this Agreement by the Debtor.

NOW, THEREFORE, in consideration of the mutual covenants contained in the Loan Agreement and herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Definitions. Capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in the Loan Agreement. In addition, the following terms have the meanings set forth below:

“Obligations” has the meaning assigned thereto in the Loan Agreement.

“Trademarks” means all of the Debtor’s now owned or existing or hereafter acquired or arising, right, title and interest in and to any and all trademarks, registered trademarks, trademark applications, trade names, service marks, registered service marks, service mark applications and collective membership marks, including, without limitation, the marks listed on Exhibit A, and (a) all renewals thereof, (b) all income, royalties, damages and payments now or hereafter due and/or payable under or with respect thereto, including, without limitation, payments under all licenses entered into in connection therewith and damages and payments for past, present or future infringements or dilutions thereof, (c) the right to sue for past, present and future infringements and dilutions thereof, (d) the goodwill associated therewith and (e) all other rights corresponding thereto throughout the world.

2. Security Interest. The Debtor hereby irrevocably pledges and assigns to the Secured Party, and grants the Secured Party a security interest in, with power of sale to the extent permitted by law, the Trademarks to secure payment of the Obligations (the “Security Interest”).

3. Representations, Warranties and Agreements. The Debtor hereby represents, warrants and agrees as follows:

(a) Trademarks. Exhibit A accurately lists all Trademarks owned or controlled by the Debtor as of the date hereof, accurately reflects the existence and status of registrations pertaining to the Trademarks as of the date hereof, and accurately lists all of the license agreements in connection with the Trademarks in effect as of the date hereof. Each of the Trademarks listed on Exhibit A is subsisting, has not been adjudged invalid or unenforceable, in whole or in part, and is valid and enforceable.

(b) Title. The Debtor has absolute title to each of its Trademarks free and clear of all security interests, liens and encumbrances, except the Security Interest. The Debtor (i) will have, at the time the Debtor acquires any rights in Trademarks hereafter arising, absolute title to each such Patent or Trademark free and clear of all security interests, liens and encumbrances, except the Security Interest, and (ii) will keep all Trademarks free and clear of all security interests, liens and encumbrances except the Security Interest. No other person has any rights in or to any Trademarks.

(c) Valid Security Interest. This Agreement creates valid security interests in favor of the Secured Party in the Trademarks, as security for the Obligations. Upon the filing of UCC financing statements with the New York Secretary of State listing the Debtor as a “debtor” and the Secured Party as “secured party” and the Trademarks as collateral, the security interest of the Secured Party in the Trademarks will be a perfected first priority security interest.

(d) No Sale. The Debtor will not sell or otherwise dispose of any Trademarks, or any interest therein (including, without limitation, pursuant to any license with respect thereto) without the Secured Party’s prior written consent.

(e) Infringement; Defense. Except as set forth in Exhibit C, to the best of the Debtor’s knowledge, no infringement or unauthorized use is presently being made of any of the Trademarks by any person. To the best of the Debtor’s knowledge, the past, present and contemplated future use of the Trademarks by the Debtor has not, does not and will not infringe upon or violate any right, privilege or license of or with any other person. The Debtor will at its own expense, and using its best efforts, protect and defend the Trademarks against all claims or demands of all persons other than the Secured Party.

(f) Maintenance. The Debtor will at its own expense maintain its Trademarks to the extent reasonably advisable in its business including, but not limited to, filing all applications to register and all affidavits and renewals possible with respect to issued registrations. The Debtor covenants that it will not abandon nor fail to pay any maintenance fee or annuity due and payable on any of its Trademarks, nor fail to file any required affidavit in support thereof, without first providing the Secured Party: (i) sufficient written notice, as provided in the Loan Agreement, to allow the Secured Party to timely pay any such maintenance fees or annuity which may become due on any of said Trademarks, or to file any affidavit with respect thereto, and (ii) a separate written power of attorney or other authorization to pay such maintenance fees or annuities, or to file such affidavit, should such be necessary or desirable.

(g) Secured Party’s Right to Take Action. If the Debtor fails to perform or observe any of its covenants or agreements set forth in this Section 3, and if such failure continues for a period of ten (10) calendar days after the Secured Party gives the Debtor written notice thereof (or, in the case of the agreements contained in subsection (g), immediately upon the occurrence of such failure, without notice or lapse of time), or if the Debtor notifies the

Secured Party that it intends to abandon a Patent or Trademark, the Secured Party may (but need not) perform or observe such covenant or agreement on behalf and in the name, place and stead of the Debtor (or, at the Secured Party’s option, in the Secured Party’s own name) and may (but need not) take any and all other actions which the Secured Party may reasonably deem necessary to cure or correct such failure. The Secured Party shall not have any duty with respect to the Trademarks. Without limiting the generality of the foregoing, the Secured Party shall not be under any obligation to take any steps to preserve rights in the Trademarks against any other parties, but the Secured Party may do so at its option as provided in this Agreement.

(h) Costs and Expenses. Except to the extent that the effect of such payment would be to render any loan or forbearance of money usurious or otherwise illegal under any applicable law, the Debtor shall pay the Secured Party on demand the amount of all moneys expended and all costs and expenses (including reasonable attorneys’ fees) incurred by the Secured Party in connection with or as a result of the Secured Party taking action under subsection (h) or exercising its rights under Section 7, together with interest thereon from the date expended or incurred by the Secured Party at the highest rate then applicable to any of the Obligations.

(i) Power of Attorney. To facilitate the Secured Party’s taking action under subsection (h) and exercising its rights under Section 7, the Debtor hereby irrevocably appoints the Secured Party, or its delegate, as the attorney-in-fact of the Debtor with the right (but not the duty) from time to time to create, prepare, complete, execute, deliver, endorse or file, in the name and on behalf of the Debtor, any and all instruments, documents, applications, financing statements, and other agreements and writings required to be obtained, executed, delivered or endorsed by the Debtor under this Section 3, or, necessary for the Secured Party, after an Event of Default, to enforce or use the Trademarks or to grant or issue any exclusive or non-exclusive license under the Trademarks to any third party, or to sell, assign, transfer, pledge, encumber or otherwise transfer title in or dispose of the Trademarks to any third party. The Debtor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof. The power of attorney granted herein is coupled with an interest and shall be irrevocable until the termination of the Loan Agreement as provided therein and the payment and performance of all Obligations (as defined therein).

4. Debtor’s Use of the Trademarks. The Debtor shall be permitted to control and manage its Trademarks, including the right to exclude others from making, using or selling items covered by such Trademarks and any licenses thereunder, in the same manner and with the same effect as if this Agreement had not been entered into, so long as no Event of Default occurs and remains uncured.

5. No Royalties. The Debtor hereby agrees that the Secured Party’s rights to use the Trademarks as authorized hereunder in connection with the Secured Party’s exercise of its rights and remedies under paragraph 7 or under the Loan Agreement shall be co-extensive with the Debtor’s rights thereunder and with respect thereto and the Secured Party shall have no liability to the Debtor for royalties or other related charges on account of any such use.

6. Events of Default. Each of the following occurrences shall constitute an event of default under this Agreement (herein called “Event of Default”): (a) an Event of Default, as defined in the Loan Agreement, shall occur; or (b) the Debtor shall fail promptly to observe or perform any covenant or agreement herein binding on it; or (c) any of the representations or warranties contained in Section 3 shall prove to have been incorrect in any material respect when made.

7. Remedies. Upon the occurrence of an Event of Default and at any time thereafter, the Secured Party may, at its option, take any or all of the following actions:

(a) The Secured Party may exercise any or all remedies available under the Loan Agreement.

(b) The Secured Party may sell, assign, transfer, pledge, encumber or otherwise dispose of the Trademarks.

(c) The Secured Party may enforce the Trademarks and any licenses thereunder, and if the Secured Party shall commence any suit for such enforcement, the applicable Debtor shall, at the request of the Secured Party, do any and all lawful acts and execute any and all proper documents required by the Secured Party in aid of such enforcement.

(d) The Secured Party shall have, in addition to all of its rights and remedies hereunder, all rights and remedies allowed by law and the rights and remedies of a secured party under the Uniform Commercial Code as enacted in any jurisdiction in which the Trademarks may be located or deemed located.

Upon the occurrence and during the continuation of an Event of Default, the Debtor agrees to assign, convey and otherwise transfer title in and to the Trademarks to the Secured Party or any transferee of the Secured Party and to execute and deliver to the Secured Party or any such transferee all such agreements, documents and instruments as may be necessary, in the exercise of the Secured Party’s commercially reasonable judgment, to effect such assignment, conveyance and transfer. All of the Secured Party’s rights and remedies with respect to the Trademarks, whether established hereby, by the Loan Agreement, by any other Transaction Document or by law, shall be cumulative and may be exercised separately or concurrently.

8. Recordation of Assignment for Security. Simultaneously with the execution and delivery of this Agreement, the Debtor will execute and deliver to the Secured Party a Notice of Assignment for Security (Trademarks) in the form attached hereto as Exhibit B, each for recording with the PTO.

9. Miscellaneous. This Agreement has been duly and validly authorized by all necessary action, corporate or other, by each party hereto. This Agreement can be waived, modified, amended, terminated or discharged, and the Security Interest can be released, only explicitly in a writing signed by the Secured Party. A waiver signed by the Secured Party shall be effective only in the specific instance and for the specific purpose given. Mere delay or failure to act shall not preclude the exercise or enforcement of any of the Secured Party’s rights or remedies. All rights and remedies of the Secured Party shall be cumulative and may be exercised singularly or concurrently, at the Secured Party’s option, and the exercise or enforcement of any one such right or remedy shall neither be a condition to nor bar the exercise or enforcement of any other. The Secured Party shall not be obligated to preserve any rights the Debtor may have against prior parties, to realize on the Trademarks at all or in any particular manner or order, or to apply any cash proceeds of Trademarks in any particular order of application. This Agreement shall be binding upon and inure to the benefit of the Debtor and the Secured Party and their respective participants, successors and assigns and shall take effect when signed by the Debtor and delivered to the Secured Party, and the Debtor waives notice of the Secured Party’s acceptance hereof. The Secured Party may execute this Agreement if appropriate for the purpose of filing, but the failure of the Secured Party to execute this Agreement shall not affect or impair the validity or effectiveness of this Agreement. A carbon, photographic or other reproduction of this Agreement or of any financing statement shall have the same force and effect as the original for all purposes of a financing statement. This Agreement shall be governed by the internal law of the State of New York without regard to conflicts of law provisions. If any provision or application of this Agreement is held unlawful or unenforceable in any respect, such illegality or unenforceability shall not affect other provisions or applications which can be given effect and this Agreement shall be construed as if the unlawful or unenforceable provision or application had never been contained herein or prescribed hereby. All representations and warranties contained in this Agreement shall survive the execution, delivery and performance of this Agreement and the creation and payment of the Obligations.

THE PARTIES WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED ON OR PERTAINING TO THIS AGREEMENT.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has executed this Trademark Security Agreement as of the date written above.

INTEREP NATIONAL RADIO SALES, INC.

By:	/S/ WILLIAM J. MCENTEE, JR.
Name:	William J. McEntee, Jr.
Title:	Senior Vice President and Chief Financial Officer

COMMERCE BANK, N.A.

By:	/S/ HENRY G. KUSH, JR.
Name:	Henry G. Kush, Jr.
Title:	Vice President

EXHIBIT A

TRADEMARKS, SERVICE MARKS

Trademark	Reg. No.	Issue Date	Owner/Assignment History

	Registered Marks
Trademark	File #	Date Reg.	Cont. Use Due	Exp.	Registration Number	Original
The Power of Country Radio Tour 94	E	5/6/97	5/6/03	5/6/07	2,058,570	N
Internet		2/26/85	filed	2/26/05f	1,322,486	N
Interep	K	8/23/88	Filed, 10/18/95	8/23/08	1,501,570	Y
Interep (and design)	P	8/23/88	Filed, 10/18/95	8/23/08	1,501,571	Y
The Interep Radio Store (and design)	J	10/29/02	10/29/08	10/29/12	2,641,653	Y
Country Radio Format Network	CC	8/23/94	8/23/00 [f. 2-22-01] [acc/ack 2-13-02]	8/23/04	1,850,836	Y
Urban Radio Format Network	N	8/23/94	8/23/00 [f. 2-22-01] [acc/ack 5-31-01]	8/23/04	1,850,838	Y
Stationscan	F	2/18/97	2/18/03 [f. 3/25/02] [acc/ack 5/22/02]	2/18/07	2,038,896	Y
Allied Radio Partners	C	7/15/97	7/15/03 [f. 7/7/03]	7/15/07	2,079,087	Y
U CAN WIN	A	12/15/98	12/15/04	12/15/08	2,211,596	Y
E-RADIO	G	1/18/00	1/18/06	1/18/10	2,309,898	N
SELLING TODAY…INNOVATING FOR TOMORROW	0	4/11/00	4/11/06	4/11/10	2,340,620	Y
RADIO 2000	I	3/14/00	3/14/06	3/14/10	2,328,970	Y
INTEREP INTERACTIVE and design	M	4/18/00	4/18/06	4/18/10	2,343,602
E-RADIO SALES	H	6/20/00	6/20/06	6/20/10	2,360,699	Y
RADIO 20:20	Q	5/1/01	5/1/07	5/1/11	2,447,356	Y
RADIOEXCHANGE	U	6/18/02	6/18/08	6/18/12	2,580,769	Y
SHOP HEALTHY SWEEPSTAKES	CC	7/23/02	7/23/08	7/23/12	2,598,139	Y
CONVERGING MEDIA 20:20	Z	8/13/02	8/13/08	8/13/12	2,608,028	Y
PRN THE PUBLIC RADIO NETWORK NATIONAL UNDERWRITING REPRESENTATIVES	*	3/13/01	3/13/07	3/13/11	2,435,242	N
PUBLIC RADIO NETWORK	*	03/20/01	03/20/07	03/20/11	2,437,687	N

INVENTORY OF INTEREP TRADEMARK FILINGS

Updated as of 09/23/03

Pending Applications
Trademark	File#	Date Filed	Latest Action	Date of Latest Action	Serial Number	Next Action Item Due
CONVERSION MEDIA 2020	W	5/4/00	Notice of Allowance	07/03/01	76/039614	Statement of Use or 5th Ext 01/03/04
CONVERSION MEDIA SALES	X	5/4/00	Notice of Allowance	03/25/03	76/039615	Statement of Use or 1st Ext 09/25/03
CONVERSION MEDIA MARKETING	Y	5/4/00	Notice of Allowance	12/31/02	76/039616	Statement of Use or 2nd Ext 12/31/03
E-RADIO 20:20	DD	3/30/01	Response to Office Action	7/30/03	78/055962	Notice of Allowance
RADIOXCHANGE	HH	12/10/01	NOA 10/29/02; 1st ext granted	5/21/03	78/097565	Second extension 10/29/03
E-RADIO RESOURCE	JJ	05/31/02	Response to Office Action	04/03/03	78/132341	Notice of Allowance
ERADIO	KK	9/9/02	Response to Office Action	08/14/03	78/162011	Notice of Allowance
CONSUMER LIFESTYLE NETWORKS	LL	11/4/02	Response to Office Action	09/05/03	76/466294	Notice of Allowance
INTEREP (STYLIZED)	MM	04/21/03			78/239932
INTEREP UNIVERSITY	NN	04/21/03			78/240078
THE POWER OF URBAN RADIO	PP	04/21/03			78/240131
THE POWER OF HISPANIC RADIO	QQ	04/21/03			78/240161
CUSTOMIZED SERVICE COLLECTIVE CLOUT	RR	07/03/03			78/270420

LICENSE AGREEMENTS

License Agreement dated September 24, 1999, between Interep National Radio Sales, Inc., and Streamline Publishing, Inc., pursuant to which Interep granted Streamline Publishing the right to use the “E-Radio” mark.

EXHIBIT B

NOTICE OF ASSIGNMENT FOR SECURITY

(Trademarks)

WHEREAS, Interep National Radio Sales, Inc. (the “Assignor”) has adopted, used and is using the trademarks and service marks listed on the annexed Schedule A, which trademarks and service marks are registered or applied for in the United States Patent and Trademark Office (the “Trademarks”);

WHEREAS, the Assignor and certain of its subsidiaries and affiliates have entered into a Trademark Security Agreement dated as of the date hereof (the “Security Agreement”) in favor of Commerce Bank, N.A. (the “Assignee”);

WHEREAS, pursuant to the Security Agreement, the Assignor has assigned to the Assignee and granted to the Assignee a security interest in all right, title and interest of the Assignor in, to and under the Trademarks, together with the goodwill of the business symbolized by the Trademarks and the applications and restrictions thereof, and all proceeds thereof, including, without limitation, any and all causes of action which may exist by reason of infringement thereof (all of the foregoing collectively, the “Collateral”), to secure the payment, performance and observance of the Obligations (as defined in the Security Agreement);

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the Assignor does hereby assign unto the Assignee and grants to the Assignee a security interest in the Collateral to secure the prompt payment, performance and observance of the Obligations.

The Assignor does hereby further acknowledge and affirm that the rights and remedies of the Assignee with respect to the Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein.

IN WITNESS WHEREOF, the Assignor has caused this Notice of Assignment for Security to be duly executed by its officer thereunto duly authorized as of September 25, 2003.

INTEREP NATIONAL RADIO SALES, INC.

By:
Name:	William J. McEntee, Jr.
Title:	Senior Vice President, Chief Financial Officer and Treasurer

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

On this 25th day of September, 2003, before me personally came                             , to me known to be the person who executed the foregoing instrument, and who, being duly sworn by me, did depose and say that he is the                              of Interep National Radio Sales, Inc., a New York corporation, and that he executed the foregoing instrument in the name of such entity and that he had authority to sign the same, and he acknowledged to me that he executed the same as the act and deed of said entity for the uses and purposes therein mentioned.

Notary Public

SCHEDULE A TO ASSIGNMENT FOR SECURITY

(TRADEMARKS, TRADEMARK APPLICATIONS, SERVICE MARKS

AND SERVICE MARK APPLICATIONS)

Trademark	Reg. No.	Issue Date	Owner/Assignment History

EXHIBIT C

The Debtor has written several letters to the owner of the website “www.e-radio.com” regarding such owner’s use of that website and that any use of that website would interfere with the rights that the Debtor has in the “E-RADIO” trademark and that the Debtor will take legal action to enforce its rights. Currently, the website is inactive.